MercadoLibre, Inc. Reports First Quarter 2019 Financial Results

Net Revenues of $473.8 million, up 92.9% on an FX neutral basis

$5.6  billion Total Payment Volume, up 82.5% on an FX neutral basis

$3.1 billion Gross Merchandise Volume, up 26.6% on an FX neutral basis

BUENOS AIRES, Argentina, May 2nd, 2019 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce technology company, today reported financial results for the quarter ended March 31, 2019.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented,  “I am very pleased with the results we delivered this quarter. It is encouraging to enter the new year with continued momentum in our business and to see our strategy delivering on multiple fronts in a sustainable manner. Our Marketplace business showed great resiliency, our Payments business is gaining traction in its online to offline efforts, and our Shipping efforts continue growing the size of our managed network. From a financial perspective, the 1Q’19 was a very strong quarter, as net revenues accelerated to 92.9% YoY growth on an FX neutral basis.”

First Quarter 2019 Business Highlights1

•

Total payment volume through MercadoPago surpassed the $5.5 billion mark for the first time, reaching $5.6 billion, a year-over-year increase of 35.1% in USD and 82.5% on an FX neutral basis. Total payment transactions increased 93.7% year-over-year, totaling 143.9 million transactions for the quarter.

•

MercadoPago experienced continued success in execution of off-platform payments (online and offline) through merchant services, mobile point-of-sale (“MPOS”) devices, and the mobile wallet business. On a consolidated basis, off-platform total payment volume grew 118.8% year-over-year in USD and 194.2% on an FX neutral basis.

•	For the first time ever, off-platform payments processed over $2.5 billion in transactions, surpassing 80 million payment transactions in a single quarter with 88.2 million payment transactions.
•

MPOS business is still one of the fastest growing non-marketplace business units, representing 43.9% of total off-platform payment volume for the quarter. On a consolidated basis, MPOS total payment volume grew 260.4% year-over-year on an FX neutral basis.

•

Our mobile wallet again reached four times the number of active payers during the quarter as compared to the same period in 2018, and total payment volume from mobile wallet in Argentina, Brazil and Mexico continued to reflect triple digits growth year-over-year.

•

Our asset management product, Mercado Fondo, is now available in Argentina and Brazil, where we offer our entire suite of FinTech solutions: MPOS devices, QR code in-store payments, mobile wallet and asset management.

•

Gross merchandise volume (“GMV”) reaccelerated surpassing the $3 billion mark, reaching $3.1 billion, a 1.7% year-over-year decrease in USD, and a 26.6% year-over-year increase on an FX neutral basis, following a decrease of 10.6% in USD and growth of 17.6% on an FX neutral basis in the fourth quarter of 2018.

•

Items sold reached 82.8 million, growing 3.3% year-over-year, compared to a growth of 50.8%  in the first quarter of 2018.  The decline in the year-over-year growth rate is attributable to Brazil, where in July of last year we launched the R$5 flat listing fee on items below R$ 120 and removed listings below R$ 6 as we shift towards incentivizing buyers to purchase higher-ticket items.

•	Unique buyers also reaccelerated increasing 10.8% year-over-year versus 7.5% during the fourth quarter of 2018.
•	Live listings offered on MercadoLibre’s marketplace surpassed for the first time the 200 million mark reaching 200.6 million in the first quarter of 2019, a 57.9% year-over-year increase.
•	Mobile gross merchandise volume grew 10.9% year-over-year on an FX neutral basis reaching 62.9% of GMV.
•

Items shipped through MercadoEnvios reached 62.9 million, an 18.6% year-over-year increase, driven primarily by the expansion of our free shipping program. The number of items shipped in Argentina, Mexico, Chile and Colombia were highlights of the quarter, growing 110.8%, 74.9%, 29.8% and 44.0%, respectively, year-over-year.

 1 Percentages have been calculated using whole amounts rather than rounded amounts.

The tables below present our gross billing and amounts paid by us in connection with our free shipping service.

The Company presents net revenue net of amounts paid in connection with the Company’s free shipping initiative, when the Company acts as an agent, rather than including these amounts in the cost of net sales, as previously recorded. For the three-month period ended March 31, 2019 the Company incurred $74.0 million of shipping subsidies that have been netted from revenues.

		In Millions (*)
		Q1 2019	Q1 2018
	Brazil	$358.6	$276.3
Gross	Argentina	$103.0	$106.1
Billings	Mexico	$61.2	$29.4
	Others	$25.0	$21.8
	Total	$547.8	$433.5

		In Millions (*)
		Q1 2019	Q1 2018
	Brazil	$(56.2)	$(92.1)
Free Shipping	Argentina	$(9.2)	$(4.1)
service cost	Mexico	$(6.6)	$(12.3)
	Others	$(2.0)	$(3.9)
	Total	$(74.0)	$(112.5)

		In Millions (*)
		Q1 2019	Q4 2018
	Brazil	$302.4	$184.2
Net	Argentina	$93.8	$101.9
Revenues	Mexico	$54.6	$17.1
	Others	$23.0	$17.8
	Total	$473.8	$321.0

*The table above may not total due to rounding.

First Quarter 2019 Financial Highlights

•	Net revenues for the first quarter grew to $473.8 million, a year-over-year increase of 47.6% in USD and 92.9% on an FX neutral basis.
•

Enhanced marketplace revenues increased 79.8% year-over-year in USD, and increased 128.4% on an FX neutral basis, while non-marketplace revenues increased 22.4% year-over-year in USD and 65.2% on an FX neutral basis.

•	Gross profit was $237.0 million with a margin of 50.0%, compared to 50.7% in the first quarter of 2018. Most of the gross margin compression is attributable to shipping carrier and operating costs.
•

Total operating expenses were $226.9 million, an increase of 18.1% year-over-year in USD. As a percentage of revenues, operating expenses were 47.9%, as compared to 59.9% during the first quarter of 2018.

•

Income from operations was $10.1 million, as compared to a loss of $0.8 million last quarter and a loss of $29.4 million during the first quarter 2018. As a percentage of revenues, income from operations was 2.1%.

•

Interest income was $24.4 million, a 165.9% increase year-over-year, mainly attributable to a higher float in Argentina and Brazil, as well as the proceeds from the convertible note issued in August 2018.

•	The company incurred $15.6 million in financial expenses in the first quarter of 2019, attributed to interest paid on the 2028 convertible notes.
•	The foreign exchange loss for the first quarter of 2019 was $3.7 million, mainly as a consequence of the U.S. Dollar revaluation over our Argentine Peso net asset position in Argentina.
•	Net income before taxes was $15.4 million, up from a loss of $25.4 million during the first quarter 2018.
•	Income tax loss was $3.5 million, yielding a blended tax rate for the period of 22.7%.
•	Net income was $11.9 million, resulting in basic net income per share of $0.13.
•	Operating cash flow was $138.4 million. Net increase in cash, cash equivalents, restricted cash and cash equivalents was $841.6 million.

The following table summarizes certain key performance metrics for the three months ended March 31, 2019 and 2018.

	Three-month Periods Ended March 31, (*)
(in millions)	2019	2018

Number of confirmed registered users at end of period	280.1	223.1
Number of confirmed new registered users during period	12.3	11.2
Gross merchandise volume	$3,087.8	$3,126.4
Number of successful items sold	82.8	80.1
Number of successful items shipped	62.4	52.5
Total payment volume	$5,639.1	$4,175.3
Total volume of payments on Marketplace	$2,896.1	$2,809.5
Total payment transactions	143.9	74.3
Unique buyers	18.8	17.0
Unique sellers	4.2	5.0
Capital expenditures	$33.0	$23.0
Depreciation and amortization	$15.7	$11.1

(*) Figures have been expressed using rounding amounts. Growth calculations using this table may not total due to rounding.

Table of Year-over-year USD Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q1’18	Q2’18	Q3’18	Q4’18	Q1’19

Brazil	15%	25%	25%	34%	64%

Argentina	43%	14%	(8)%	(16)%	(8)%

Mexico	51%	62%	152%	157%	220%

Table of Year-over-year Local Currency Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q1’18	Q2’18	Q3’18	Q4’18	Q1’19

Brazil	19%	40%	56%	58%	91%

Argentina	80%	68%	68%	77%	83%

Mexico	39%	71%	168%	170%	227%

Conference Call and Webcast

The Company will host a conference call and audio webcast on May 2nd, 2019 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (877) 303-7209 / (970) 315-0420 (Conference ID 2466479) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Gross Billings - Total accrued fees, commissions, interest, and other sales received from users.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2018 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding Classifieds transactions.

Total payment transactions – Measure of the number of all transactions paid for using MercadoPago.

Total volume of payments on marketplace - Measure of the total U.S. dollar sum of all marketplace transactions paid for using MercadoPago, excluding shipping and financing fees.

Total payment volume– Measure of total U.S. dollar sum of all transactions paid for using MercadoPago, including marketplace and non-marketplace transactions.

Enhanced Marketplace - Revenues from the Enhanced Marketplace service, include the final value fees and shipping fees charged to the Company’s customers.

Items sold – Measure of the number of items that were sold/purchased through the MercadoLibre Marketplace, excluding Classifieds items.

Items shipped – Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre Marketplace and confirmed their registration, excluding Classifieds users.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre Marketplace and confirmed their registration, excluding Classifieds users.

Unique Buyers – New or existing users with at least one purchase made in the period, including Classifieds users.

Unique Sellers – New or existing users with at least one new listing in the period, including Classifieds users.

About Mercado Libre

Founded in 1999, Mercado Libre is the largest online commerce ecosystem in Latin America, serving as an integrated regional platform and as a provider of the necessary online and technology- based tools that allow businesses and individuals to trade products and services in the region. The Company enables commerce through its marketplace platform (including online classifieds for motor vehicles, vessels, aircraft, services and real estate), which allows users to buy and sell in most of Latin America.

The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2018, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

MercadoLibre, Inc.

Consolidated Balance Sheets

(In thousands of U.S. dollars, except par value)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$ 1,295,886	$ 440,332
Restricted cash and cash equivalents	10,375	24,363
Short-term investments (238,029 and 284,317 held in guarantee)	1,648,457	461,541
Accounts receivable, net	34,524	35,153
Credit cards receivable, net	308,468	360,298
Loans receivable, net	134,640	95,778
Prepaid expenses	24,132	27,477
Inventory	3,003	4,612
Other assets	60,968	61,569
Total current assets	3,520,453	1,511,123
Non-current assets:
Long-term investments	275,432	276,136
Property and equipment, net	188,956	165,614
Operating lease right-of-use assets	153,499	—
Goodwill	89,827	88,883
Intangible assets, net	17,683	18,581
Deferred tax assets	160,846	141,438
Other assets	41,464	37,744
Total non-current assets	927,707	728,396
Total assets	$ 4,448,160	$ 2,239,519
Liabilities
Current liabilities:
Accounts payable and accrued expenses	$ 246,767	$ 266,759
Funds payable to customers	680,746	640,954
Salaries and social security payable	76,123	60,406
Taxes payable	34,414	31,058
Loans payable and other financial liabilities	141,162	132,949
Operating lease liabilities	12,585	—
Other liabilities	56,418	34,098
Total current liabilities	1,248,215	1,166,224
Non-current liabilities:
Salaries and social security payable	31,827	23,161
Loans payable and other financial liabilities	602,061	602,228
Operating lease liabilities	143,047	—
Deferred tax liabilities	97,006	91,698
Other liabilities	13,258	19,508
Total non-current liabilities	887,199	736,595
Total liabilities	$ 2,135,414	$ 1,902,819

Redeemable convertible preferred stock, $0.001 par value, 40,000,000 shares
authorized, 100,000 shares issued and outstanding at March 31, 2019 (Note 10)	$ 98,688	$ —

Equity

Common stock, $0.001 par value, 110,000,000 shares authorized,
49,318,498 and 45,202,859 shares issued and outstanding at March 31,
2019 and December 31, 2018	$ 49	$ 45
Additional paid-in capital	2,097,142	224,800
Retained earnings	509,455	503,432
Accumulated other comprehensive loss	(392,588)	(391,577)
Total Equity	2,214,058	336,700
Total Liabilities, Redeemable convertible preferred stock and Equity	$ 4,448,160	$ 2,239,519

MercadoLibre, Inc.

Consolidated Statements of Income

For the three months ended March 31, 2019 and 2018

(In thousands of U.S. dollars, except for share data)

	Three Months Ended March 31,
	2019	2018
Net revenues	$ 473,770	$ 320,976
Cost of net revenues	(236,766)	(158,218)
Gross profit	237,004	162,758
Operating expenses:
Product and technology development	(52,369)	(38,396)
Sales and marketing	(130,676)	(110,723)
General and administrative	(43,820)	(43,058)
Total operating expenses	(226,865)	(192,177)
Income (loss) from operations	10,139	(29,419)

Other income (expenses):
Interest income and other financial gains	24,444	9,195
Interest expense and other financial losses	(15,559)	(10,734)
Foreign currency (losses) gains	(3,669)	5,601
Net income (loss) before income tax (expense) gain	15,355	(25,357)

Income tax (expense) gain	(3,491)	12,438
Net income (loss)	$ 11,864	$ (12,919)

	Three Months Ended March 31,
	2019	2018
Basic EPS
Basic net income (loss)
Available to shareholders per common share	$ 0.13	$ (0.29)
Weighted average of outstanding common shares	45,980,255	44,157,364
Diluted EPS
Diluted net income (loss)
Available to shareholders per common share	$ 0.13	$ (0.29)
Weighted average of outstanding common shares	45,980,255	44,157,364

MercadoLibre, Inc.

Consolidated Statement of Cash Flows

For the three months ended March 31, 2019 and 2018

	Three Months Ended March 31,
	2019	2018

Cash flows from operations:
Net income (loss)	$ 11,864	$ (12,919)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Unrealized devaluation loss, net	1,886	—
Depreciation and amortization	15,694	11,084
Accrued interest	(8,699)	(4,447)
Non cash interest and convertible notes amortization of debt discount and amortization of debt issuance costs	3,018	7,063
LTRP accrued compensation	13,441	15,737
Deferred income taxes	(14,456)	(30,601)
Changes in assets and liabilities:
Accounts receivable	337	(9,347)
Credit card receivables	35,893	(33,870)
Prepaid expenses	3,316	(16,164)
Inventory	1,652	(872)
Other assets	(5,085)	(13,009)
Accounts payable and accrued expenses	(491)	22,773
Funds payable to customers	63,730	20,613
Other liabilities	12,735	3,041
Interest received from investments	3,536	3,912
Net cash provided by (used in) operating activities	138,371	(37,006)
Cash flows from investing activities:
Purchase of investments	(1,624,226)	(632,734)
Proceeds from sale and maturity of investments	439,712	683,909
Purchases of intangible assets	(34)	(97)
Advance for property and equipment	—	(3,390)
Changes in principal of loans receivable, net	(42,609)	(52,243)
Purchases of property and equipment	(32,928)	(19,542)
Net cash used in investing activities	(1,260,085)	(24,097)
Cash flows from financing activities:
Purchase of convertible note capped call	—	(45,692)
Proceeds from loans payable and other financial liabilities	33,977	80,925
Payments on loans payable and other financing liabilities	(23,816)	(4,583)
Payment of finance lease obligations	(662)	—
Dividends paid	—	(6,624)
Proceeds from issuance of convertible redeemable preferred stock, net	98,688	—
Proceeds from issuance of common stock, net	1,866,500	—
Net cash provided by financing activities	1,974,687	24,026
Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents	(11,407)	(772)
Net increase (decrease) in cash, cash equivalents, restricted cash and cash equivalents	841,566	(37,849)
Cash, cash equivalents, restricted cash and cash equivalents, beginning of the period	$ 464,695	$ 388,260
Cash, cash equivalents, restricted cash and cash equivalents, end of the period	$ 1,306,261	$ 350,411

Financial results of reporting segments

	Three Months Ended March 31, 2019
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 302,384	$ 93,776	$ 54,561	$ 23,049	$ 473,770
Direct costs	(225,343)	(67,492)	(65,585)	(20,447)	(378,867)
Direct contribution	77,041	26,284	(11,024)	2,602	94,903

Operating expenses and indirect costs of net revenues					(84,764)
Income from operations					10,139

Other income (expenses):
Interest income and other financial gains					24,444
Interest expense and other financial losses					(15,559)
Foreign currency losses					(3,669)
Net income before income tax expense					$ 15,355

	Three Months Ended March 31, 2018
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$ 184,155	$ 101,939	$ 17,065	$ 17,817	$ 320,976
Direct costs	(176,980)	(57,295)	(26,323)	(17,272)	(277,870)
Direct contribution	7,175	44,644	(9,258)	545	43,106

Operating expenses and indirect costs of net revenues					(72,525)
Loss from operations					(29,419)

Other income (expenses):
Interest income and other financial gains					9,195
Interest expense and other financial losses					(10,734)
Foreign currency gains					5,601
Net loss before income tax gains					$ (25,357)

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we use foreign exchange (“FX”) neutral measures.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measures can be found in the tables included in this quarterly report.

The Company believes that reconciliation of FX neutral measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Specifically, we believe this non-GAAP measure provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2018 and applying them to the corresponding months in 2019, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, this measure does not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-months ended March 31, 2019:

	Three-month Periods Ended March 31, (*)
	As reported			FX Neutral Measures	As reported
(In millions, except percentages)	2019	2018	Percentage Change	2019	2018	Percentage Change
	(Unaudited)			(Unaudited)
Net revenues	$ 473.8	$ 321.0	47.6%	$ 619.2	$ 321.0	92.9%
Cost of net revenues	(236.8)	(158.2)	49.6%	(317.1)	(158.2)	100.4%
Gross profit	237.0	162.8	45.6%	302.2	162.8	85.7%

Operating expenses	(226.9)	(192.2)	18.1%	(332.9)	(192.2)	73.3%
Income (Loss) from operations	10.1	(29.4)	-134.5%	(30.8)	(29.4)	4.6%

(*) The table above may not total due to rounding.

CONTACT: MercadoLibre, Inc.

 Investor Relations

investor@mercadolibre.com

 http://investor.mercadolibre.com